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                                                                    EXHIBIT 23.1

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

   As independent public accountants, we hereby consent to the use of our reports in this Registration Statement Amendment No. 2 on Form S-1 of Hugoton Royalty Trust and on Form S-1 of Cross Timbers Oil Company (the Company), Registration No. 333-68441, dated February 18, 1999, March 15, 1999, March 12, 1999, February 15, 1999 and February 11, 1998, and to all references to our firm included in or made a part of this Registration Statement.

ARTHUR ANDERSEN LLP

Fort Worth, Texas

March 16, 1999